SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):   September 11, 2000


                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Wyoming                   0-6814                      83-0205516
----------------------------       -----------               -------------------
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)               File No.)               Identification No.)

877 North 8th West
Riverton, WY                                                      82501
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(Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

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Item 5.   Other Events (Settlement of Litigation with Kennecott Uranium
          Company and Kennecott Energy Company).

     This Form 8-K Report contains "forward-looking" statements which include use of the words "will" and "closing" and similar words. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 which amended section 21 E of the Securities Exchange Act of 1934. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.


     Settlement of Litigation with Kennecott

     Background. U.S. Energy Corp. ("USE" or the "Registrant") and its affiliate the USECC joint venture ("USECC") consisting of USE and its subsidiary Crested Corp. ("Crested") together owned approximately 50% of the Green Mountain Mining Venture (the "GMMV"), a Wyoming joint venture partnership formed in June 1990, which owns the Green Mountain unpatented uranium claims in south-central Wyoming, the Jackpot Mine and support facilities (the mine is in the development stage) and the Sweetwater Mill (a uranium mill currently on standby located about 20 miles south of the Jackpot Mine). In the context of the GMMV and in this report, the term "USE Parties" means USE, Crested and USECC.

     Kennecott Uranium Company ("Kennecott") owns approximately 50% of the GMMV. KUC is a 100% subsidiary of Kennecott Energy Company ("KEC"), and KEC is a 100% subsidiary of Rio Tinto plc, one of the largest mining companies in the world.

     Differences arose between the GMMV partners on the operations of the GMMV and on November 10, 1999, Kennecott and KEC filed a complaint in a Wyoming district court against the USE Parties. Kennecott and KEC were seeking dissolution of the GMMV and a judicial plan of liquidation by which they would try to sell their interest in the GMMV. The USE Parties filed an answer and counterclaims against Kennecott and KEC and a cross complaint against Kennecott's parent Rio Tinto plc. Thereafter, the parties entered into negotiations to settle the lawsuit

     On September 11, 2000, the parties executed a settlement agreement and related documentation and releases (the "Settlement"). Under the Settlement, the USE Parties will sell all of their interests in the GMMV and the GMMV

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properties,  including those within a described Area of Interest to an affiliate of Kennecott. The purchase consideration is $3,250,000 in cash and a 4% net profits royalty interest in certain of the mining claims at the Big Eagle and Jackpot Mines. The USE Parties received various mining equipment and supplies, and have the right to receive certain mining claims that may be abandoned by Kennecott. Kennecott has posted reclamation bonds in the amount of $26,084,079 and agreed to assume all reclamation obligations (to the extent required by applicable regulatory authority) on the GMMV properties.

     SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         U.S. ENERGY CORP.



Dated:  September 12, 2000                           By: /s/ Max T. Evans
                                                         -----------------------
                                                         Max T. Evans, Secretary


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